SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2004

Boston Communications Group, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-28432	04-3026859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Sylvan Road, Suite 100 Woburn, MA		01801
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(781) 904-5000

N/A

(Former name or former address, if changed since last report)

Item 9.    Regulation FD Disclosure

The Company has signed a multi-year contract to provide Prepaid Wireless Services to Nextel Communications, Inc. to support a market expansion of its Boost Mobile branded pay-as-you-go offering. The terms of the agreement are not being disclosed. Building on the Nextel-Boost trial, which began in September 2002 in California and Nevada, the offering is expected to be launched in the first half of 2004 in several markets throughout the United States.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 3, 2004	BOSTON COMMUNICATIONS GROUP, INC.

	By:	/s/ E. Y. SNOWDEN
E. Y. Snowden President and Chief Executive Officer